SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2003

RAMSAY YOUTH SERVICES, INC.

(Exact name of Registrant as specified in its Charter)

DELAWARE	0-13849	63-0857352
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Columbus Center, One Alahambra Plaza, Suite 750,
Coral Gables, Florida
(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 569-6993

Item 5. Other Events.

     On April 9, 2003, Ramsay Youth Services, Inc. (“Ramsay”) announced that it has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Psychiatric Solutions, Inc. (“PSI”), a Delaware corporation, and PSI Acquisition Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of PSI, pursuant to which PSI will acquire Ramsay.

     The merger has been unanimously approved by the Boards of Directors of both companies. This taxable, all cash transaction is valued at $5.00 per share of Ramsay common stock. The merger is subject to approval by the stockholders of Ramsay, regulatory approval and other customary closing conditions. Completion is expected during the third quarter of calendar year 2003. PSI is in the process of arranging the financing for the transaction and has recieved a “highly confident” letter from its senior lender.

     A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Merger Agreement.

     Prior to the execution of the Merger Agreement, Ramsay entered into an amendment (the “Rights Amendment”) to the rights agreement dated as of August 1, 1995, as amended to date, between Ramsay and Wachovia Bank, N.A. (the successor to First Union National Bank of North Carolina, the “Rights Agent”) (the “Rights Agreement”). The Rights Amendment rendered the Rights Agreement inapplicable to the transactions contemplated by the Merger Agreement. A copy of the Rights Amendment is attached hereto as Exhibit 2.2. The foregoing description is qualified in its entirety by reference to the Rights Amendment.

     Concurrently with the execution of the Merger Agreement, certain stockholders of Ramsay controlled by Paul J. Ramsay, and the Chief Executive Officer (the “Stockholders”), entered into voting agreements (the “Voting Agreements”) with PSI pursuant to which each Stockholder agreed, among other things, to vote all of such Stockholder’s shares of Ramsay common stock in favor of the approval of the merger and adoption of the Merger Agreement. These shares represent approximately 64% of the number of outstanding shares of Ramsay common stock. Copies of the Voting Agreements entered into between the Stockholders and PSI are attached hereto as Exhibits 2.3 and 2.4 and are incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Voting Agreements.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits.

No.	Description

2.1	Agreement and Plan of Merger dated as of April 8, 2003, among Ramsay Youth Services, Inc., a Delaware corporation, Psychiatric Solutions, Inc., a Delaware corporation, and PSI Acquisition Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Psychiatric Solutions, Inc.

2.2	Fourth Amendment to Rights Agreement, dated as of April 8, 2003, to the rights agreement, dated as of August 1, 1995 (as amended through the date hereof) between Ramsay Youth Services, Inc. (the successor to Ramsay Health Care, Inc.) and Wachovia Bank, N.A. (the successor to First Union National Bank of North Carolina, the “Rights Agent”).

2.3	Stockholder Voting Agreement, dated as of April 8, 2003 between Psychiatric Solutions, Inc., a Delaware corporation and each of Paul J. Ramsay, Ramsay Holdings HSA Limited, Paul Ramsay Holdings Pty. Limited and Paul Ramsay Hospitals Pty. Limited.

2.4	Stockholder Voting Agreement, dated as of April 8, 2003 between Psychiatric Solutions, Inc., a Delaware corporation and Luis E. Lamela.

99.1	Joint Press Release of Ramsay and Psychiatric Solutions dated April 9, 2003.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMSAY YOUTH SERVICES, INC.

Date: April 9, 2003

By: /s/ Luis E. Lamela

Luis E. Lamela President and Chief Executive Officer

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